EXHIBIT 21

              SUBSIDIARIES OF THE REGISTRANT



                   MidSouth Bank, N.A.
                        Louisiana


           Financial Services of the South, Inc.
                        Louisiana


                 MidSouth Statutory Trust
                        Connecticut